Exhibit 99.1

Contact: Mike Cockrell Treasurer, Chief Financial Officer & Chief Legal Officer (601) 649-4030

SANDERSON FARMS, INC. REPORTS

RESULTS FOR THIRD QUARTER OF FISCAL 2020

LAUREL, Miss. (August 27, 2020) — Sanderson Farms, Inc. (NASDAQ: SAFM) today reported results for the third fiscal quarter and nine months ended July 31, 2020.

Net sales for the third quarter of fiscal 2020 were $956.5 million compared with $945.2 million for the same period a year ago. For the quarter, the Company reported net income of $32.8 million, or $1.48 per share, compared with net income of $53.4 million, or $2.41 per share, for the third quarter of fiscal 2019.

Net sales for the first nine months of fiscal 2020 were $2,624.2 million compared with $2,533.8 million for the first nine months of fiscal 2019. Net income for the first nine months of fiscal 2020 totaled $0.35 million, or $0.02 per share, compared with net income of $76.2 million, or $3.44 per share, for the first nine months of fiscal 2019.

Results for the nine months ended July 31, 2020, include a net discrete income tax benefit of approximately $38.1 million related to net operating loss carry-back provisions allowed by the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, which became law during the second fiscal quarter of 2020. Excluding this discrete income tax benefit, the Company’s net loss for the nine months ended July 31, 2020, was $37.7 million, or $1.72 per share.

“We continue to face challenging and unprecedented times, both socially and economically,” said Joe F. Sanderson, Jr., chairman and chief executive officer of Sanderson Farms, Inc. “I am grateful for the dedication and perseverance of our employees, contract poultry producers, customers, vendors, consumers who buy our products, and the communities and states in which we operate. With their support, our facilities have been able to continue producing and delivering safe, high quality and affordable chicken products during this time of great uncertainty. We are also especially thankful for the healthcare professionals and first responders who continue to work tirelessly to protect the health of our nation.

“Protecting the health and safety of our employees has been our top priority from the beginning of the COVID-19 crisis, and it continues to be our top priority today. We continue to regularly communicate and consult with various healthcare professionals to ensure we are doing everything in our power to mitigate the spread of COVID-19 and keep our employees safe. Additionally, our COVID-19 response team continues to meet twice daily to discuss and monitor the effects of the disease on our stakeholders and operations.

“Our financial results for the third quarter of fiscal 2020 reflect extreme market volatility for products sold to food service customers, continued strong demand for products sold to retail grocery store customers, reduced volumes due to planned egg set reductions implemented during the early stages of the pandemic, and lower costs of feed grains. The market volatility for the products sold to our food service customers is a result of governmental actions to contain the spread of COVID-19 by requiring the nation’s restaurants to operate at significantly reduced

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Sanderson Farms Reports Results for Third Quarter of Fiscal 2020

August 27, 2020

capacity or to close completely. Additionally, the subsequent phased reopening across the nation and a resurgence of COVID-19 cases in July in certain areas of the country adversely affected our food service business. The increase in COVID-19 cases caused some state governments to roll back certain phases of their reopening, which affected restaurants, bars and other venues where food is consumed away from home. Because many of the nation’s restaurants remain closed or are operating at significantly reduced capacities, consumers continue to prepare more meals at home. As a result, demand for our products sold to retail grocery store customers remained strong throughout the quarter. Lastly, we produced approximately 1.23 billion pounds during the quarter, which is 60.0 million, or 4.7 percent, fewer pounds than we estimated in February, prior to the pandemic’s effects being known. This reduction in volume is attributable to planned egg set reductions implemented to compensate for the decrease in demand from our food service customers.”

According to Sanderson, overall realized prices for chicken products sold to retail grocery store customers remained strong during the third quarter, and volumes reflected the strong demand driven by consumers preparing more meals at home. However, the quoted commodity markets for products sold to food service customers were lower overall, reflecting the reduced demand caused by the widespread closures of venues where food is consumed away from home. While the average quoted market price for boneless breast meat was 3.2 percent higher during the quarter compared with the third quarter of fiscal 2019, the average market price for bulk leg quarters decreased by 39.1 percent, the average market price for chicken breast tenders decreased by 26.8 percent and the average market price for jumbo wings decreased by 13.2 percent.

During the third quarter of fiscal 2020, the Company’s average feed costs per pound of poultry processed decreased by 5.6 percent when compared to the third quarter of fiscal 2019, while prices paid for corn and soybean meal, the Company’s primary feed ingredients, decreased 9.6 percent and 3.2 percent, respectively, compared with the third quarter of fiscal 2019. In its report published August 12, 2020, the USDA increased its yield estimates for both corn and soybeans for the 2020-2021 crop year. While the USDA increased production estimates, it also increased its previous estimates for feed use and grain exports. However, even if the higher demand is actually realized, the USDA’s current yield and harvest estimates for the United States’ 2020 corn and soybean crops would leave both grains adequately supplied going into fiscal 2021. Had the Company priced its remaining fiscal 2020 feed grain needs at yesterday’s Chicago Board of Trade closing prices, cash paid for feed grains during fiscal 2020 would be lower by $46.8 million compared to fiscal 2019, based on fiscal 2019 volumes. The Company estimates those lower prices would lower feed cost per pound of poultry processed during fiscal 2020 by 0.83 cents per pound compared to fiscal 2019.

“With respect to chicken production levels, the USDA’s latest estimates forecast United States broiler production during calendar year 2020 to increase approximately 2.7 percent compared to calendar year 2019,” Sanderson added. “Given our planned reduction in production at our plants that target food service customers in response to the decreased demand caused by the pandemic, we estimate our total production during the fourth quarter of fiscal 2020 will be lower by 5.0 percent compared to the fourth quarter of fiscal 2019. If that projection holds true, our total fiscal 2020 production will be 4.0 percent higher than our fiscal 2019 production.

“Sanderson Farms has taken numerous actions throughout the pandemic focused on protecting the health, safety and welfare of our employees, as well as addressing other operational challenges created by the pandemic. Collectively, these actions have increased our operating costs and negatively affected our volumes, and we expect that those factors will continue for the remainder of fiscal 2020 and until the impact of the pandemic on our operations subside,” Sanderson concluded.

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Sanderson Farms Reports Results for Third Quarter of Fiscal 2020

August 27, 2020

Sanderson Farms will hold a conference call to discuss this press release today, August 27, 2020, at 10:00 a.m. Central, 11:00 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call through the Company’s website at www.sandersonfarms.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, an internet replay will be available shortly after the call and continue for 30 days. Those without internet access or who prefer to participate via telephone may call 866-524-3160 and request to be joined to the Sanderson Farms, Inc. conference call.

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh, frozen and minimally prepared chicken. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, and the following:

(1)

Changes in the market price for the Company’s finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2)

Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, any of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3)

Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which the Company or other companies in the poultry industry ship product, and other changes that might limit the Company’s or the industry’s access to foreign markets.

(4)

Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to the Company and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5)

Various inventory risks due to changes in market conditions, including, but not limited to, the risk that net realizable values of live and processed poultry inventories might be lower than the cost of such inventories, requiring a downward adjustment to record the value of such inventories at the lower of cost or net realizable value as required by generally accepted accounting principles.

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Sanderson Farms Reports Results for Third Quarter of Fiscal 2020

August 27, 2020

(6)

Changes in and effects of competition, which is significant in all markets in which the Company competes, and the effectiveness of marketing and advertising programs. The Company competes with regional and national firms, some of which have greater financial and marketing resources than the Company.

(7)	Changes in accounting policies and practices adopted voluntarily by the Company or required to be adopted by accounting principles generally accepted in the United States.

(8)	Disease outbreaks affecting the production, performance and/or marketability of the Company’s poultry products, or the contamination of its products.

(9)	Changes in the availability and cost of labor and growers.

(10)	The loss of any of the Company’s major customers.

(11)	Inclement weather that could hurt Company flocks or otherwise adversely affect the Company’s operations, or changes in global weather patterns that could affect the supply and price of feed grains.

(12)	Failure to respond to changing consumer preferences and negative or competitive media campaigns.

(13)	Failure to successfully and efficiently start up and run a new plant or integrate any business the Company might acquire.

(14)	Unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future.

(15)

Changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above, and could include: high absentee rates that have prevented and may continue to prevent the Company from running some of its facilities at full capacity, or could in the future cause facility closures; an inability of contract poultry producers to manage their flocks; supply chain disruptions for feed grains; further changes in customer orders due to shifting consumer patterns; disruptions in logistics and the distribution chain for the Company’s products; liquidity challenges; and a continued or worsening decline in global commercial activity, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of Sanderson Farms. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this press release or in the related conference call, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Examples of forward-looking statements include statements of the Company’s belief about future production levels, commodity market conditions, grain prices, supply and demand factors, global economic conditions, growth plans and other industry conditions.

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Sanderson Farms Reports Results for Third Quarter of Fiscal 2020

August 27, 2020

SANDERSON FARMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Net sales	$956,455	$945,152	$2,624,244	$2,533,769
Cost and expenses:
Cost of sales	865,997	824,144	2,521,804	2,273,377
Selling, general and administrative	50,590	52,226	156,289	159,991

	916,587	876,370	2,678,093	2,433,368

Operating income (loss)	39,868	68,782	(53,849)	100,401
Other income (expense)
Interest income	466	—	466	—
Interest expense	(1,521)	(1,492)	(4,492)	(3,174)
Other	2	4	7	6

	(1,053)	(1,488)	(4,019)	(3,168)

Income (loss) before income taxes	38,815	67,294	(57,868)	97,233
Income tax expense (benefit)	6,005	13,932	(58,220)	21,068

Net income	$32,810	$53,362	$352	$76,165

Earnings per share:
Basic	$1.48	$2.41	$0.02	$3.44

Diluted	$1.48	$2.41	$0.02	$3.44

Dividends per share	$0.32	$0.32	$0.96	$0.96

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Sanderson Farms Reports Results for Third Quarter of Fiscal 2020

August 27, 2020

SANDERSON FARMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	July 31, 2020	October 31, 2019
	(unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$66,119	$95,417
Accounts receivable, net	150,773	131,778
Receivable from insurance companies	—	445
Inventories	285,941	289,928
Refundable income taxes	41,247	6,612
Prepaid expenses and other current assets	66,249	56,931

Total current assets	610,329	581,111
Property, plant and equipment, net	1,229,771	1,185,860
Right-of-use assets	42,473	—
Other assets	5,982	7,163

Total assets	$1,888,555	$1,774,134

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$102,753	$132,741
Dividends payable	7,117	—
Accrued expenses	94,836	82,940
Lease liabilities	14,401	—

Total current liabilities	219,107	215,681
Long-term debt	95,000	55,000
Claims payable and other liabilities	11,801	11,646
Deferred income taxes	135,287	74,132
Long-term lease liabilities	28,072	—
Commitments and contingencies
Stockholders’ equity:
Common stock	22,240	22,204
Paid-in capital	88,582	86,010
Retained earnings	1,288,466	1,309,461

Total stockholders’ equity	1,399,288	1,417,675

Total liabilities and stockholders’ equity	$1,888,555	$1,774,134

(1)

The Condensed Consolidated Balance Sheet at October 31, 2019, was derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

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